UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2009

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland 20874

(Address of principal executive offices)  (ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 9, 2009, the Board of Directors of Optelecom-NKF, Inc. (the “Company”) appointed David Patterson to serve as Chief Executive Officer and President of the Company.  Mr. Patterson, 49, has served as President of the Company since March 9, 2009.  Prior to joining the Company, he served as President and Chief Executive Officer of Siemens Government Services, Inc., a subsidiary of Siemens AG and a provider of IT-enabled solutions that improve end-user operations and infrastructure and secure vital assets, from July 2006 through February 2009.  From September 2002 until July 2006, Mr. Patterson served as the Senior Vice President and General Manager of Siemens Maintenance Services, LLC, another subsidiary of Siemens AG and a provider of integrated logistics support services.

The appointment of Mr. Patterson as Chief Executive Officer of the Company does not change or affect any of the terms of his employment with the Company or the Employment Agreement dated February 3, 2009 between the Company and Mr. Patterson.  There are no family relationships between Mr. Patterson and any director or executive officer of the Company, and other than in respect of the Employment Agreement, Mr. Patterson does not have any material relationship with the Company or its affiliates.

Edmund Ludwig, the former Chief Executive Officer of the Company, will continue to serve as Chairman of the Board of the Company.

Section 9	Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement, effective March 9, 2009, between Optelecom-NKF, Inc. and David Patterson (incorporated by reference to the Current Report on Form 8-K of the Company filed on February 9, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

	By:	/s/ Steven Tamburo
Steven Tamburo
Chief Financial Officer

Date: September 10, 2009

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OPTELECOM-NKF, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Item

Exhibit 10.1	Employment Agreement, effective March 9, 2009, between Optelecom-NKF, Inc. and David Patterson (incorporated by reference to the Current Report on Form 8-K of the Company filed on February 9, 2009).